Exhibit 10.2

To:	SHIKHAR VENTURES S.A. 80 Broad Street Monrovia Liberia

From:	DNB NOR BANK ASA 20 St Dunstan’s Hill London EC3R 8HY England
24 September 2010
Dear Sirs
Loan Agreement dated 28 August 2009 (as amended by a letter dated 22 December 2009, the “Loan Agreement”) made between (i) yourselves as Borrower, (ii) ourselves as Lender, (iii) ourselves as Agent and Account Bank, (iv) ourselves as Security Trustee and (v) ourselves as Swap Bank in respect of a loan facility of up to USD66,500,000.
We refer to the Loan Agreement. Words and expressions defined in the Loan Agreement and the other Security Documents shall have the same meanings when used in this Letter unless the context otherwise requires.
We write in reference to your request to agree to amend certain terms of the Loan Agreement, and this letter sets out the terms and conditions on which we agree thereto.
The Banks hereby agree to the amendments to the Loan Agreement set out below.
With effect on and from the date of this Letter the Loan Agreement shall be, and shall be deemed by this Letter to be, amended as follows:
(a)	by deleting from Clause 1.2 thereof the definition of “Group” and replacing it with:

““Group” means the Corporate Guarantor and its subsidiaries including any subsidiary which is listed on any public stock exchange in respect of whose obligations to any person the Corporate Guarantor has given a guarantee, unless such guarantee is in respect of trade and operating obligations in the normal course of business only, in which case such subsidiary shall not be a Group Member and not including any subsidiary listed on any public stock exchange in respect of which the Corporate Guarantee has not issued any guarantee;”;

(b)	by deleting from Clause 1.2 thereof the definitions of “SEC Group” and “SEC Group Member” and replacing all references throughout the Loan Agreement and the Corporate Guarantee to (i) “SEC Group” with “Group” and (ii) “SEC Group Member” with “Group Member”;

(c)	by replacing the word “Borrower” in the definition of “Compliance Certificate” in clause 1.2 with the words “Corporate Guarantor”;

(d)	by adding in the definition of ““Total Assets” and “Total Liabilities”” in Clause 1.2 after the words “Clause 8.2.2” the words “(but taking into account any charter in respect of which Charter Insurances are in place)”;

(e)	by adding (i) in the definition of “Total Loss” in Clause 1.2 after the words “thirty (30)” and (ii) in Clause 10.1.20 after the words “fifteen (15)” the words “(or, in the case of seizure of the Vessel by pirates, ninety (90))”;

(f)	by deleting in Clause 4.3.1(e) the words “thirty (30) days, upon the expiry of the period of thirty (30) days” and replacing them with the words “thirty (30) (or, in the case of an act of piracy, ninety (90)) days, upon the expiry of the period of thirty (30) or, as the case may be, ninety (90) days”;

(f)	by construing references throughout to “this Agreement”, “hereunder” and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Letter.
A person who is not a party to this Letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Letter.
This Letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
The provisions of Clauses 18 and 19 (Governing Law and Jurisdiction) of the Loan Agreement, as amended and supplemented by this Letter, shall apply to this Letter as if they were expressly incorporated in this Letter with any necessary modifications.
Yours faithfully

/s/ ROBIN PARRY
ROBIN PARRY
attorney-in-fact of
DNB NOR BANK ASA
as Lender, Agent, Account Bank,
Security Trustee and Swap Bank
Agreed and accepted this 24th day of September 2010

/s/ TODD JOHNSON
TODD JOHNSON
the duly authorised attorney-in-fact of
SHIKHAR VENTURES S.A.

We as of 24 September 2010 hereby confirm and acknowledge that we have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the Security Documents to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement (as amended by the letter) and shall, without limitation, secure the Loan.

/s/ ANGELIKI FRANGOU
ANGELIKI FRANGOU
For and on behalf of
NAVIOS MARITIME HOLDINGS INC.